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                             AMENDMENT NO. 3 TO THE
                   PARTICIPATION AGREEMENT DATED MAY 1, 1998,

     Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut (the "Company"), on its own behalf and on behalf of certain of its separate accounts, Wells Fargo Variable Trust (the "Trust"), Wells Fargo Funds Distributor, LLC and Wells Fargo Funds Management, LLC.

     WHEREAS, on November 14, 2014, the Company changed its name to MetLife Insurance Company USA and changed its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties desire to modify the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of the Company in the Agreement is hereby changed to MetLife Insurance Company USA and the reference to the Company as organized under the laws of the State of Connecticut is hereby changed to refer to the State of Delaware;

     2. Section 13 of the Agreement entitled "Notices" is hereby amended as follows:

     "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                                        METLIFE INSURANCE COMPANY USA

                                        By: /s/ Karen A. Johnson
                                            --------------------------------
                                        Name: Karen A. Johnson
                                        Title: Vice President
                                        Date: 3-4-15

                                        WELLS FARGO VARIABLE TRUST

                                        By: /s/ C. David Messman
                                            --------------------------------
                                        Name: David Messman
                                        Title: Secretary
                                        Date: February 19, 2015

                                        WELLS FARGO FUNDS DISTRIBUTOR, LLC

                                        By: /s/ Randy Henze
                                            --------------------------------
                                        Name: Randy Henze
                                        Title: Senior Vice President
                                        Date: February 20, 2015

                                        WELLS FARGO FUNDS MANAGEMENT, LLC

                                        By: /s/ Erdem Cimen
                                            --------------------------------
                                        Name: Erdem Cimen
                                        Title: Senior Vice President & CFO
                                        Date: February 19, 2015

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